Exhibit 23.5

October 1, 2007

Longtop Financial Technologies Limited

15/F, Block A, Chuangxin Building

Software Park, Xiamen 361005

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Longtop Financial Technologies Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on October 1, 2007 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Zuyun Xue Name: Zuyun Xue